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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Golf Enterprises, Inc.:

We consent to the use of our reports included in this registration statement on Form S-4 of National Golf Properties, Inc., and to the references to our firm under the heading "Experts" in the registration statement.



                                 KPMG Peat Marwick LLP



Dallas, Texas
June 21, 1996